UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 30, 2014

VGTel, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-52983	01-0671426
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Rella Blvd., Suite 174
Suffern, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (845) 368-0110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

VGTel, Inc. (the “Company”)

July 30, 2014

Item 3.02.

Unregistered Sales of Equity Securities.

On July 30, 2014, in connection with the settlement of outstanding matters with the Company’s former Chief Executive Officer Peter W. Shafran, the Company granted to Mr. Shafran a warrant to purchase 1,000,000 shares of common stock of the Company at an aggregate exercise price of $5,000 for a period of one year, with “full-ratchet” anti-dilution protection for any stock sales during the period at a price below the exercise price per share and certain “tag-along” and “drag-along” rights with respect to stock transfers by or with 10% or greater stockholders of the Company.

The foregoing summary description of the warrant is qualified by reference to the full text thereof, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein in its entirety.

The warrant and the shares of common stock issuable upon exercise thereof are not being registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering.

Item 9.01.

Financial Statements and Exhibits.

(d)   Exhibits.

4.1

Warrant to Purchase Common Stock, dated July 30, 2014, issued by VGTel, Inc. to Peter W. Shafran.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGTEL, INC.

Date: August 4, 2014	By:	/s/ Neil Fogel
Neil Fogel
Chief Financial Officer

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